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EXHIBIT 23



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports dated February 9, 1996 incorporated by reference in this Form 10-K into the Company's previously filed Registration Statement (File No. 33-40639).


/s/ Arthur Andersen LLP

Atlanta, Georgia
February 9, 1996